Exhibit 99.1

ZS Pharma Announces Upsizing and Pricing of $186 Million Public Offering of Common Stock

Redwood City, Calif. – March 24, 2015 – ZS Pharma, Inc. (Nasdaq: ZSPH), a biopharmaceutical company focused on the development and commercialization of highly selective, non-absorbed drugs to treat renal, cardiovascular, liver and metabolic disorders, today announced the upsizing and pricing of its underwritten public offering. The size of the offering has been increased from the previously announced 3,300,000 shares of common stock to 4,015,939 shares of common stock. The shares are being offered to the public at a price of $46.25 per share, resulting in aggregate proceeds to the Company of $185.7 million before underwriting discounts and expenses. In addition, a single selling stockholder, Alta Partners VIII, L.P., has granted the underwriters a 30-day option to purchase up to 602,390 additional shares of the Company’s common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on March 30, 2015, subject to customary closing conditions.

J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC are acting as joint book- running managers for the offering. BMO Capital Markets Corp. is acting as lead manager and William Blair & Company, L.L.C. and LifeSci Capital LLC are acting as co-managers.

The Company currently expects to use the net proceeds from the offering to complete its ongoing long-term safety trial, ZS005; complete its ongoing long-term extension study, ZS004e; fund continuing scale-up of its active pharmaceutical ingredient, or API, manufacturing capacity; fund build-up of product inventory and launch quantities of ZS-9; and build a sales and marketing organization, including a sales force, to support commercial sales of ZS-9 in the United States, if approved.

The securities are being offered only by means of a prospectus. A final prospectus, when available, may be obtained from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or by emailing prospectus-eq_fi@jpmchase.com; or Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, by telephone at (800) 221-1037, or by email at newyork.prospectus@credit-suisse.com.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission and became effective on March 24, 2015. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ZS Pharma

ZS Pharma is a publicly-traded (Nasdaq: ZSPH), biopharmaceutical company with offices in Redwood City, California and Coppell, Texas. ZS Pharma’s lead therapeutic candidate, ZS-9 (sodium zirconium cyclosilicate), is an investigational treatment for hyperkalemia that is being evaluated in late-stage clinical trials to demonstrate its ability to safely and effectively remove excess potassium from the blood and maintain normal potassium levels. ZS Pharma is also pursuing the discovery of additional drug candidates that utilize its novel selective ion-trap technology for the treatment of kidney and liver diseases.

Forward-Looking Statements

ZS Pharma cautions you that this press release contains forward-looking statements, including statements related to this offering and our intended use of the proceeds of this offering, that involve risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about: our expectations regarding the timing of submitting an NDA to the FDA and MAA to the EMA and the likelihood of regulatory approval of ZS-9, our expectations regarding our ability to successfully commercialize ZS-9, if approved, estimates of our expenses, future revenue, capital requirements and needs for additional financing, our ability to produce ZS-9 in commercial quantities in higher capacity reactors, the initiation, timing, progress and results of future nonclinical studies, clinical trials and research and development programs, and our financial performance. Any forward looking statements in this press release are based on management’s current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this press release may turn out to be inaccurate. Factors that may cause actual results to differ materially from these expectations include, among other things, those listed under the heading “Risk Factors” in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 23, 2015 (File No. 333-202745), which is available on the SEC’s website at http://www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement and speak only as of the date of this press release. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

ZS Pharma Contacts Adam Tomasi (Investors) ZS Pharma 650.458.4100 atomasi@zspharma.com	Denise Powell (Media) Red House Consulting 510.703.9491 denise@redhousecomms.com

Source: ZS Pharma